December 2023
Pricing Supplement No. 273
Registration Statement Nos. 333-275587; 333-275587-01
Dated December 6, 2023
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026

Fully and Unconditionally Guaranteed by Morgan Stanley

▪    Linked to the lowest performing of the class B common stock of Berkshire Hathaway Inc., the class A common stock of Alphabet Inc. and the common stock of NVIDIA Corporation (each referred to as an “underlying stock”)

▪    The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not pay interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities and prospectus, as supplemented or modified by this document.

▪    Automatic Call. The securities will be automatically called if the stock closing price of each underlying stock on any of the calculation days is greater than or equal to its respective call threshold price for a call payment equal to the face amount plus a call premium. The call threshold price for each underlying stock is equal to 95% of its starting price. The call premium applicable to each calculation day will be a percentage of the face amount that increases for each calculation day based on a simple (non-compounding) return of 23.25% per annum. No further payments will be made on the securities once they have been called.

▪    Maturity Payment Amount. If the securities are not automatically called, you will receive at maturity a cash payment per security as follows:

▪    If the ending price of any underlying stock is less than its respective call threshold price but the ending price of each underlying stock is greater than or equal to 70% of its respective starting price, which we refer to as the respective downside threshold price, you will receive a maturity payment amount of $1,000 per $1,000 security.

▪    If the ending price of any underlying stock is less than its respective downside threshold price, investors will be exposed to the full decline in the lowest performing underlying stock on a 1-to-1 basis, and will receive a maturity payment amount that is less than 70% of the face amount of the securities and could be zero.

▪    Investors may lose a significant portion, or all, of the face amount of the securities.

▪    The securities are for investors who are willing to forgo current income and participation in the appreciation of any underlying stock in exchange for the possibility of receiving a call payment or maturity payment amount greater than the face amount of the securities if each underlying stock closes at or above the respective call threshold price on a calculation day or the final calculation day, respectively.

▪    Because all payments on the securities are based on the lowest performing underlying stock, a decline beyond the respective downside threshold price of any underlying stock will result in a significant loss of your investment, even if the other underlying stocks have appreciated or have not declined as much.

▪    Investors will not participate in any appreciation of any underlying stock.

▪    The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

▪    All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

▪    These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any of the underlying stocks.

The current estimated value of the securities is $958.50 per security. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$25.75	$974.25
Total	$2,772,000	$71,379	$2,700,621
(1)	Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $25.75 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $20.00 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)	In respect of certain securities sold in this offering, we may pay a fee of up to $3.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)	See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated November 16, 2023	Prospectus dated November 16, 2023

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026

Final Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	December 10, 2026, subject to postponement if the final calculation day is postponed
Underlying stocks:	Class B common stock of Berkshire Hathaway Inc. (the “BRK.B Stock”), class A common stock of Alphabet Inc. (the “GOOGL Stock”) and the common stock of NVIDIA Corporation (the “NVDA Stock”) (each referred to as an “underlying stock,” and collectively as the “underlying stocks”)
Automatic call:

If, on any calculation day, beginning on December 11, 2024, the stock closing price of each underlying stock is greater than or equal to its respective call threshold price, the securities will be automatically called for the applicable call payment on the related call settlement date. The last calculation day is the final calculation day, and any payment upon an automatic call on the final calculation day, if applicable, will be made on the maturity date.

The securities will not be automatically called on any call settlement date if the stock closing price of any underlying stock is below its respective call threshold price on the related calculation day.

Any positive return on the securities will be limited to the applicable call premium, even if the stock closing price of any underlying stock on the applicable calculation day significantly exceeds its starting price. You will not participate in any appreciation of any underlying stock.

Call payment:

The call payment will be an amount in cash per face amount corresponding to a return at a per-annum rate set forth on the cover of this document, as follows:

•     1st calculation day: $1,232.50, which corresponds to a call premium of 23.25%

•     2nd calculation day: $1,290.625, which corresponds to a call premium of 29.0625%

•     3rd calculation day: $1,348.75, which corresponds to a call premium of 34.875%

•     4th calculation day: $1,406.875, which corresponds to a call premium of 40.6875%

•     5th calculation day: $1,465.00, which corresponds to a call premium of 46.50%

•     6th calculation day: $1,523.125, which corresponds to a call premium of 52.3125%

•     7th calculation day: $1,581.25, which corresponds to a call premium of 58.125%

•     8th calculation day: $1,639.375, which corresponds to a call premium of 63.9375%

•     Final calculation day: $1,697.50, which corresponds to a call premium of 69.75%

No further payments will be made on the securities once they have been called.

Calculation days:

Quarterly, as follows:

•     1st calculation day: December 11, 2024*

•     2nd calculation day: March 11, 2025*

•     3rd calculation day: June 11, 2025*

•     4th calculation day: September 11, 2025*

•     5th calculation day: December 11, 2025*

•     6th calculation day: March 11, 2026*

•     7th calculation day: June 11, 2026*

•     8th calculation day: September 11, 2026*

•     Final calculation day: December 7, 2026*

Call settlement date:	Three business days after the applicable calculation day.*
Maturity payment amount:

If the securities are not automatically called, you will be entitled to receive on the maturity date a cash payment per security as follows:

▪   if the ending price of any underlying stock is less than its respective call threshold price but the ending price of each underlying stock is greater than or equal to its respective downside threshold price:

$1,000; or

▪   if the ending price of any underlying stock is less than its respective downside threshold price:

$1,000 × performance factor of the lowest performing underlying stock

Under these circumstances, you will lose more than 30%, and possibly all, of your investment.

December 2023	Page 1

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026

Lowest performing underlying stock:	The underlying stock with the lowest performance factor
Performance factor:	With respect to each underlying stock, the ending price divided by the starting price
Starting price:

With respect to the class B common stock of Berkshire Hathaway Inc.: $352.38, its stock closing price on the pricing date.

With respect to the class A common stock of Alphabet Inc.: $130.02, its stock closing price on the pricing date.

With respect to the common stock of NVIDIA Corporation: $455.03, its stock closing price on the pricing date.

Ending price:	With respect to each underlying stock, the stock closing price on the final calculation day.
Call threshold price:

With respect to the class B common stock of Berkshire Hathaway Inc.: $334.761, which is equal to 95% of its starting price.

With respect to the class A common stock of Alphabet Inc.: $123.519, which is equal to 95% of its starting price.

With respect to the common stock of NVIDIA Corporation: $432.2785, which is equal to 95% of its starting price.

Downside threshold price:

With respect to the class B common stock of Berkshire Hathaway Inc.: $246.666, which is equal to 70% of its starting price.

With respect to the class A common stock of Alphabet Inc.: $91.014, which is equal to 70% of its starting price.

With respect to the common stock of NVIDIA Corporation: $318.521, which is equal to 70% of its starting price.

Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	December 6, 2023
Original issue date:	December 11, 2023 (3 business days after the pricing date)
CUSIP / ISIN:	61775M2S4 / US61775M2S47
Listing:	The securities will not be listed on any securities exchange.
Agents:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”
* Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.
December 2023	Page 2

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000 per security. We estimate that the value of each security on the pricing date is $958.50.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the call payment amounts, call threshold prices and the downside threshold prices, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

December 2023	Page 3

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026 (the “securities”) may be appropriate for investors who:

▪	Seek the potential for a fixed return if each underlying stock has appreciated at all as of any of the calculation days in lieu of full participation in any potential appreciation of any or all of the underlying stocks;

▪	Understand that if the stock closing price of any underlying stock is less than its respective call threshold price on each calculation day, they will not receive any positive return on their investment in the securities, and that if the stock closing price of any underlying stock on the final calculation day has declined by more than 30% from its starting price, they will be fully exposed to the decline in the lowest performing underlying stock from its starting price and will lose more than 30%, and possibly all, of the face amount of their securities at maturity;

▪	Understand that the term of the securities may be as short as approximately one year, and that they will not receive a higher call payment with respect to a later calculation day if the securities are called on an earlier calculation day;

▪	Understand that the return on the securities will depend solely on the performance of the underlying stock that is the lowest performing underlying stock on each calculation day and that they will not benefit in any way from the performance of the better performing underlying stocks;

▪	Understand that the securities are riskier than alternative investments linked to only one of the underlying stocks or linked to a basket composed of each underlying stock;

▪	Understand and are willing to accept the full downside risks of each underlying stock;

▪	Are willing to forgo interest payments on the securities and dividends on the underlying stocks; and

▪	Are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

▪	Seek a liquid investment or are unable or unwilling to hold the securities to maturity;

▪	Require full payment of the face amount of the securities at maturity;

▪	Seek a security with a fixed term;

▪	Are unwilling to accept the risk that, if the stock closing price of any underlying stock is less than its respective call threshold price on each calculation day, they will not receive any positive return on their investment in the securities;

▪	Are unwilling to accept the risk that the stock closing price of any underlying stock on the final calculation day may decline by more than 30% from its respective starting price to its ending price, in which case they will lose a significant portion or all of their investment;

▪	Seek current income;

▪	Are unwilling to accept the risk of exposure to each of the underlying stocks;

▪	Seek exposure to a basket composed of each underlying stock or a similar investment in which the overall return is based on a blend of the performances of the underlying stocks, rather than solely on the lowest performing underlying stock;

▪	Seek exposure to the upside performance of any or each underlying stock beyond the applicable call premiums;

▪	Are unwilling to accept our credit risk; or

▪	Prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement for risks related to an investment in the securities. For more information about the underlying stocks, please see the sections titled “Berkshire Hathaway Inc. Overview,” “Alphabet Inc. Overview” and “NVIDIA Corporation Overview” below.

December 2023	Page 4

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

December 2023	Page 5

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the call payment or maturity payment amount on the securities, as applicable, for a range of hypothetical performances of the lowest performing underlying stock from its respective starting price to its respective stock closing price on the applicable calculation day.

December 2023	Page 6

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. Whether the securities are called will be determined by reference to the stock closing price of each underlying stock on the calculation days, and the maturity payment amount, if any, will be determined by reference to the stock closing price of each underlying stock on the final calculation day. The actual call payment with respect to each applicable calculation day, starting prices, call threshold prices and downside threshold prices are set forth under “Final Terms” above. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms*:

Investment term:	Approximately 3 years
Call payments:	The call payment will be an amount in cash per face amount for each calculation day, as follows:
Call Payment
•	1st calculation day: $1,232.50
•	2nd calculation day: $1,290.625
•	3rd calculation day: $1,348.75
•	4th calculation day: $1,406.875
•	5th calculation day: $1,465.00
•	6th calculation day: $1,523.125
•	7th calculation day: $1,581.25
•	8th calculation day: $1,639.375
•	Final calculation day: $1,697.50
Hypothetical starting price:	With respect to the BRK.B Stock: $100
With respect to the GOOGL Stock: $100
With respect to the NVDA Stock: $100
Hypothetical call threshold price:	With respect to the BRK.B Stock: $95, which is 95% of its hypothetical starting price
With respect to the GOOGL Stock: $95, which is 95% of its hypothetical starting price
With respect to the NVDA Stock: $95, which is 95% of its hypothetical starting price
Hypothetical downside threshold price:	With respect to the BRK.B Stock: $70, which is 70% of its hypothetical starting price
With respect to the GOOGL Stock: $70, which is 70% of its hypothetical starting price
With respect to the NVDA Stock: $70, which is 70% of its hypothetical starting price

* The hypothetical starting price of $100 for the underlying stocks has been chosen for illustrative purposes only and does not represent the actual starting price of any underlying stock. The actual starting prices, call threshold prices and downside threshold prices are set forth under “Final Terms” above. For historical data regarding the actual closing prices of the underlying stocks, see the historical information set forth herein.

Automatic Call:

Example 1 — the securities are called following the second calculation day

Date	BRK.B Stock Closing Price	GOOGL Stock Closing Price	NVDA Stock Closing Price	Payment (per Security)
1st Calculation Day	$80 (below the call threshold price)	$120 (at or above the call threshold price)	$140 (at or above the call threshold price)	--
2nd Calculation Day	$110 (at or above the call threshold price)	$125 (at or above the call threshold price)	$135 (at or above the call threshold price)	$1,290.625

In this example, on the first calculation day, the stock closing prices of two of the underlying stocks are at or above their respective call threshold prices, but the stock closing price of the other underlying stock is below its respective call threshold price. Therefore, the securities are not called. On the second calculation day, the stock closing price of each underlying stock is at or above the

December 2023	Page 7

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026

respective call threshold price. Therefore, the securities are automatically called on the second call settlement date. Investors will receive a payment of $1,290.625 per security on the related call settlement date. No further payments will be made on the securities once they have been called, and investors do not participate in the appreciation in any underlying stock.

How to calculate the payment investors will receive at maturity:

In the following examples, one or more of the underlying stocks close below the respective call threshold price(s) on each of the calculation days prior to the final calculation day, and, consequently, the securities are not automatically called prior to, and remain outstanding until, maturity.

	BRK.B Stock Ending Price	GOOGL Stock Ending Price	NVDA Stock Ending Price	Maturity Payment Amount (per Security)
Example 1:	$150 (at or above its call threshold price)	$140 (at or above its call threshold price)	$142 (at or above its call threshold price)	$1,697.50
Example 2:	$80 (below its call threshold price but at or above its downside threshold price)	$110 (at or above its call threshold price and downside threshold price)	$120 (at or above its call threshold price and downside threshold price)	$1,000
Example 3:	$125 (at or above its call threshold price and downside threshold price)	$40 (below its downside threshold price)	$120 (at or above its call threshold price and downside threshold price)	$1,000 × ($40 / $100) = $400
Example 4:	$20 (below its downside threshold price)	$80 (below its call threshold price but at or above its downside threshold price)	$120 (at or above its call threshold price and downside threshold price)	$1,000 × ($20 / $100) = $200
Example 5:	$45 (below its downside threshold price)	$50 (below its downside threshold price)	$20 (below its downside threshold price)	$1,000 × ($20 / $100) = $200

In example 1, the ending price of each underlying stock is at or above its respective call threshold price. Therefore, investors receive at maturity the call payment applicable to the final calculation day. Investors do not participate in any appreciation in any underlying stock.

In example 2, the ending prices of two of the underlying stocks are at or above their call threshold prices and downside threshold prices, but the ending price of the other underlying stock is below its call threshold price and at or above its downside threshold price. The BRK.B Stock has declined 20% from its starting price to its ending price, the GOOGL Stock has increased 10% from its starting price to its ending price and the NVDA Stock has increased 20% from its starting price to its ending price. Therefore, investors receive $1,000 per security at maturity. Investors do not participate in any appreciation in any underlying stock.

In example 3, the ending prices of two of the underlying stocks are at or above their call threshold prices and downside threshold prices, but the ending price of the other underlying stock is below its respective downside threshold price. Therefore, investors are exposed to the downside performance of the lowest performing underlying stock at maturity. The BRK.B Stock has increased 25% from its starting price to its ending price, the GOOGL Stock has declined 60% from its starting price to its ending price and the NVDA Stock has increased 20% from its starting price to its ending price. Therefore, investors receive at maturity an amount equal to the face amount times the performance factor of the GOOGL Stock, which is the lowest performing underlying stock in this example.

In example 4, the ending price of one of the underlying stocks is at or above its call threshold price and downside threshold price, the ending price of one of the underlying stocks is below its call threshold price and at or above its downside threshold price, and the ending price of the other underlying stock is below its respective downside threshold price. Therefore, investors are exposed to the downside performance of the lowest performing underlying stock at maturity. The BRK.B Stock has declined 80% from its starting price to its ending price, the GOOGL Stock has declined 20% from its starting price to its ending price and the NVDA Stock has increased 20% from its starting price to its ending price. Therefore, investors receive at maturity an amount equal to the face amount the performance factor of the BRK.B Stock, which is the lowest performing underlying stock in this example.

In example 5, the ending price of each underlying stock is below its respective downside threshold price, and investors receive at maturity an amount equal to the face amount multiplied by the performance factor of the lowest performing underlying stock. The BRK.B Stock has declined 55% from its starting price to its ending price, the GOOGL Stock has declined 50% from its call starting price to its ending price and the NVDA Stock has declined 80% from its starting price to its ending price. Therefore, the maturity

December 2023	Page 8

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026

payment amount equals the face amount multiplied by the performance factor of the NVDA Stock, which is the lowest performing underlying stock in this example.

If the ending price of any underlying stock is below its respective downside threshold price, you will be exposed to the downside performance of the lowest performing underlying stock at maturity, and your maturity payment amount will be less than 70% of the face amount per security and could be zero.

December 2023	Page 9

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

▪	The securities do not pay interest or guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending price of any underlying stock is less than its respective downside threshold price of 70% of its starting price, you will be exposed to the decline in the price of the lowest performing underlying stock, as compared to its starting price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the face amount multiplied by the performance factor of the lowest performing underlying stock. In this case, you will lose more than 30%, and possibly all, of the face amount of your securities at maturity.

▪	The appreciation potential of the securities is limited by the call payment specified for each calculation day. The appreciation potential of the securities is limited to the call payment specified for each calculation day if each underlying stock closes at or above its respective call threshold price on any calculation day. In all cases, you will not participate in any appreciation of any underlying stock, which could be significant.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying stock on any day, including in relation to its respective starting price, call threshold price and downside threshold price, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlying stocks,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks or securities markets generally and which may affect the price of each underlying stock,

o	dividend rates on the underlying stocks,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlying stocks that may or may not require an adjustment to the adjustment factors, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the face amount of $1,000 per security if the closing price of any underlying stock at the time of sale is near or below its downside threshold price or if market interest rates rise.

You cannot predict the future performance of any underlying stock based on its historical performance. The price(s) of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The price(s) of one or more of the underlying stocks may decrease so that you will receive no return on your

December 2023	Page 10

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026

investment and receive a maturity payment amount that is significantly less than the face amount. See “Berkshire Hathaway Inc. Overview,” “Alphabet Inc. Overview” and “NVIDIA Corporation Overview” below.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Investing in the securities is not equivalent to investing in the underlying stocks. Investing in the securities is not equivalent to investing in the underlying stocks. Investors in the securities will not participate in any positive performance of any underlying stock, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the securities will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called within the first year of the term of the securities.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying

December 2023	Page 11

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026

stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting prices, the call threshold prices, the downside threshold prices and the ending prices and will calculate the amount of cash you receive upon an automatic call or at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you upon an automatic call or at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities— Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events,” “—Adjustment Events,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day,” “—Alternate Exchange Calculation in Case of an Event of Default” and related definitions in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying stocks), including trading in the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final calculation day approaches. Some of our affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting price of an underlying stock, and, therefore, could increase (i) the call threshold price at or above which such underlying stock must close on the calculation days so that the securities are called for the call payment (depending also on the performance of the other

December 2023	Page 12

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026

underlying stocks) and (ii) the downside threshold price for such underlying stock, which is the price at or above which such underlying stock must close on the final calculation day so that you do not suffer a significant loss on your initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of any underlying stock on the calculation days, and, accordingly, whether we call the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying stocks).

▪	The maturity date may be postponed if the final calculation day is postponed. If the scheduled final calculation day is not a trading day or if a market disruption event occurs on that day so that the final calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that final calculation day as postponed.

▪	Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying stocks to which the securities are linked.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information About the Securities—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

December 2023	Page 13

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026

Risks Relating to the Underlying Stocks

▪	You are exposed to the price risk of each underlying stock. Your return on the securities is not linked to a basket consisting of the underlying stocks. Rather, it will be contingent upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. To receive the call premium, each underlying stock must close at or above its respective call threshold price on the applicable calculation day. In addition, if the securities have not been called and any underlying stock has declined to below its respective downside threshold price as of the final calculation day, you will be fully exposed to the decline in the lowest performing underlying stock over the term of the securities on a 1-to-1 basis, even if the other underlying stocks have appreciated or have not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 70% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying stock.

▪	No affiliation with Berkshire Hathaway Inc., Alphabet Inc. or NVIDIA Corporation. Berkshire Hathaway Inc., Alphabet Inc. or NVIDIA Corporation are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Berkshire Hathaway Inc., Alphabet Inc. or NVIDIA Corporation in connection with this offering.

▪	We may engage in business with or involving Berkshire Hathaway Inc., Alphabet Inc. or NVIDIA Corporation without regard to your interests. We or our affiliates may presently or from time to time engage in business with Berkshire Hathaway Inc., Alphabet Inc. or NVIDIA Corporation without regard to your interests and thus may acquire non-public information about Berkshire Hathaway Inc., Alphabet Inc. or NVIDIA Corporation. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Berkshire Hathaway Inc., Alphabet Inc. or NVIDIA Corporation which may or may not recommend that investors buy or hold the underlying stock.

▪	The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final calculation day. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the securities and your return on the securities may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before a calculation day, this may decrease the stock closing price of an underlying stock to be less than its downside threshold price (resulting in a loss of a significant portion of all of your investment in the securities), materially and adversely affecting your return.

▪	Historical closing prices of the underlying stocks should not be taken as an indication of the future performance of the underlying stocks during the term of the securities. No assurance can be given as to the price of the underlying stocks at any time, including on the final calculation day, because historical closing prices of the underlying stocks do not provide an indication of future performance of the underlying stocks.

December 2023	Page 14

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026

Berkshire Hathaway Inc. Overview

Berkshire Hathaway Inc. is a holding company owning subsidiaries engaged in a number of diverse business activities. The BRK.B Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Berkshire Hathaway Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-14905 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Berkshire Hathaway Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the BRK.B Stock is accurate or complete.

The following graph sets forth the daily closing prices of the BRK.B Stock for the period from January 1, 2018 through December 6, 2023. The closing price of the BRK.B Stock on December 6, 2023 was $352.38. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the BRK.B Stock may have been adjusted for stock splits and other corporate events. The historical performance of the BRK.B Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the BRK.B Stock at any time, including on the calculation days.

Class B Common Stock of Berkshire Hathaway Inc. – Daily Closing Prices January 1, 2018 to December 6, 2023

This document relates only to the securities referenced hereby and does not relate to the BRK.B Stock or other securities of Berkshire Hathaway Inc. We have derived all disclosures contained in this document regarding the BRK.B Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Berkshire Hathaway Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Berkshire Hathaway Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the BRK.B Stock (and therefore the price of the BRK.B Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Berkshire Hathaway Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the BRK.B Stock.

December 2023	Page 15

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026

Alphabet Inc. Overview

Alphabet Inc. is a holding company that, through its subsidiaries (which include Google Inc.) provides web-based search, advertisements, maps, software applications, mobile operating systems, consumer consent, enterprise solutions, commerce and hardware products. Alphabet Inc. became the successor Securities and Exchange Commission registrant to, and parent holding company of, Google Inc. on October 2, 2015, in connection with a holding company reorganization. Alphabet Inc.’s class A common stock began trading on October 5, 2015 under the ticker symbol “GOOGL,” the same symbol under which Google Inc.’s class A common stock previously traded. The GOOGL Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Alphabet Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-37580 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Alphabet Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the GOOGL Stock is accurate or complete.

The following graph sets forth the daily closing prices of the GOOGL Stock for the period from January 1, 2018 through December 6, 2023. The closing price of the GOOGL Stock on December 6, 2023 was $130.02. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the GOOGL Stock may have been adjusted for stock splits and other corporate events. The historical performance of the GOOGL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the GOOGL Stock at any time, including on the calculation days.

Class A Common Stock of Alphabet Inc. – Daily Closing Prices January 1, 2018 to December 6, 2023

This document relates only to the securities referenced hereby and does not relate to the GOOGL Stock or other securities of Alphabet Inc. We have derived all disclosures contained in this document regarding the GOOGL Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Alphabet Inc. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Alphabet Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the GOOGL Stock (and therefore the price of the GOOGL Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Alphabet Inc. could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the GOOGL Stock.

December 2023	Page 16

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026

NVIDIA Corporation Overview

NVIDIA Corporation is a visual computing company. The NVDA Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by NVIDIA Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding NVIDIA Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the NVDA Stock is accurate or complete.

The following graph sets forth the daily closing prices of the NVDA Stock for the period from January 1, 2018 through December 6, 2023. The closing price of the NVDA Stock on December 6, 2023 was $455.03. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The historical closing prices of the NVDA Stock may have been adjusted for stock splits and other corporate events. The historical performance of the NVDA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the NVDA Stock at any time, including on the calculation days.

Common Stock of NVIDIA Corporation – Daily Closing Prices January 1, 2018 to December 6, 2023

This document relates only to the securities referenced hereby and does not relate to the NVDA Stock or other securities of NVIDIA Corporation. We have derived all disclosures contained in this document regarding the NVDA Stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to NVIDIA Corporation. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding NVIDIA Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the NVDA Stock (and therefore the price of the NVDA Stock at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning NVIDIA Corporation could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the NVDA Stock.

December 2023	Page 17

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

Tax considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, the following U.S. federal income tax consequences should result based on current law:

▪	A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪	Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for principal at risk securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for principal at risk securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

December 2023	Page 18

Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for principal at risk securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $25.75 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $20.00 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See "Plan of Distribution (Conflicts of Interest)" in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to "agent" refer to each of MS & Co. and WFS, as agents for this offering, except that references to "agent" in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2023, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2023.

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Morgan Stanley Finance LLC

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class B Common Stock of Berkshire Hathaway Inc., the Class A Common Stock of Alphabet Inc. and the Common Stock of NVIDIA Corporation due December 10, 2026

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated November 16, 2023

Prospectus dated November 16, 2023

Terms used but not defined in this document are defined in the product supplement for principal at risk securities or in the prospectus.

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